Exhibit 13(g)

CREDIT AGREEMENT

Dated as of             , 20

by and among

[THE REORGANIZED FUND],

as Borrower

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Lender

i

SCHEDULE 6.1(h)	Indebtedness

EXHIBIT A	Form of Control Agreement
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Form of Notice of Continuation
EXHIBIT D	Form of Notice of Conversion

ii

EXHIBIT E	Form of Pledge Agreement
EXHIBIT F	Form of Note
EXHIBIT G	Form of Opinion of Counsel
EXHIBIT H	Form of Transfer Authorizer Designation Form

iii

THIS CREDIT AGREEMENT (this “Agreement”) dated as of                 , 20   by and between [THE REORGANIZED FUND], a statutory trust formed under the laws of the State of Delaware (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”).

WHEREAS, the Lender desires to make available to the Borrower a secured revolving credit facility in the initial amount of $10,000,000, on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

“Additional Costs” has the meaning given that term in Section 4.1.

“Advisor” means RMR Advisors, Inc., together with its respective successors and permitted assigns.

“Affiliate” means any Person (other than the Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding five percent (5.0%) or more of any Equity Interests in the Borrower; or (c) five percent (5.0%) or more of whose voting stock or other Equity Interest is directly or indirectly owned or held by the Borrower. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director of such Person. In no event shall the Lender be deemed to be an Affiliate of the Borrower.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means 2.75%.

“Assignee” has the meaning given that term in Section 11.5.(d).

“Base Rate” means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%).

“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Borrower’s successors and permitted assigns.

“Borrowing Base” means, at any time of determination, an amount equal to the sum (without duplication) of (a) all cash and Cash Equivalents that are held by the Custodian or credited to any securities account of the Borrower established and maintained with the Custodian plus (b) the Market Value of the Eligible Securities. For purposes of this definition, (x) to the extent that the Market Value of the Eligible Securities attributable to the issuers that are not REITs would exceed 20.0% of the Market Value of all Eligible Securities, such excess shall be excluded in calculating the Borrowing Base, (y) to the extent that the Market Value of the Eligible Securities attributable to any one issuer of the Eligible Securities would exceed 10.0% of the Market Value of all Eligible Securities, such excess shall be excluded in calculating the Borrowing Base, (z) if the Eligible Securities have not been issued by at least 20 REITs, the Market Value of the Eligible Securities shall equal $0.

“Business Day” means (a) a day of the week (but not a Saturday, Sunday or holiday) on which the offices of the Lender in San Francisco, California are open to the public for carrying on substantially all of the Lender’s business functions, and (b) if such day relates to a LIBOR Loan, any such day that is also a day on which dealings in Dollars are carried on in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet prepared in accordance with GAAP as of the applicable date.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Collateral” has the meaning given the term “Pledged Collateral” in the Pledge Agreement.

“Commitment” means the Lender’s obligation to make Loans pursuant to Section 2.1. in an amount up to, but not exceeding, $10,000,000.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.6.

“Control Agreement” means the Control Agreement dated as of the Agreement Date by and among the Borrower, the Lender and State Street, substantially in the form of Exhibit A, or if State Street is replaced, in accordance with Section 3(d)(i)(B) of the Pledge Agreement, by another Person as Borrower’s custodian for the purposes of Section 17(f) of the Investment Company Act and the rules and regulations thereunder, an agreement, in form and substance reasonably satisfactory to the Lender, executed by the Borrower, the Lender and such Person, granting the Lender “control” under Articles 8 and 9 of the Uniform Commercial Code in effect in any applicable jurisdiction over the Collateral and appointing such Person as collateral agent for the Lender for purposes of perfecting any security interest in the Collateral to be perfected by possession.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.7.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, and (b) the Conversion of a Base Rate Loan into a LIBOR Loan, and (c) the Continuation of a LIBOR Loan.

“Custodian” means State Street, or any Person that, in accordance with Section 3(d)(i)(B) of the Pledge Agreement, replaces State Street as the Borrower’s custodian for the purposes of Section 17(f) of the Investment Company Act and the rules and regulations thereunder.

“Custodian Agreement” means the Custodian Agreement dated as of March 4, 2009, by and between State Street and the Borrower, or if, in accordance with Section 3(d)(i)(B) of the Pledge Agreement, State Street Bank is replaced by another Person as the Borrower’s custodian for purposes of Section 17(f) of the Investment Company Act and the rules and regulations thereunder, the agreement between the Borrower and such Person.

“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Derivatives Contract” means (a) any transaction (including any master agreement, confirmation or other agreement with respect to any such transaction) now existing or hereafter entered into by the Borrower or any of its Subsidiaries (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, and (b) any combination of these transactions.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out, the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Lender or any Affiliate thereof).

“Dollars” or “$” means the lawful currency of the United States of America.

“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by the Lender.

“Eligible Assignee” means an entity that is a “Bank” (as defined in the Investment Company Act) and is not otherwise prohibited by Section 17 of the Investment Company Act from lending to the Borrower.

“Eligible Security” means a Security owned by the Borrower that satisfies all of the following requirements: such Security is (a) either common stock or Preferred Stock that is traded on the New York Stock Exchange, (b) is Collateral in which the Lender has a valid first priority Lien, (c) is a Security the offer and sale of which by the Lender when exercising any of its rights and remedies under the Pledge Agreement or otherwise would not be subject to any registration requirements or other restrictions under the Securities Act or other Applicable Law.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person, whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Event” means, with respect to the ERISA Group, (a) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the withdrawal of a member of the ERISA Group from a Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by a member of the ERISA Group of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (d) the incurrence by any member of the ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC; (f) the failure by any member of the ERISA Group to make when due required contributions to a Multiemployer Plan or Plan unless such failure is cured within 30 days or the filing pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the receipt by any member of the ERISA Group of any notice or the receipt by any Multiemployer Plan from any member of the ERISA Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent (within the meaning of Section 4245 of ERISA), in reorganization (within the meaning of Section 4241 of ERISA), or in “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the ERISA Group or the imposition of an Lien in favor of the PBGC under Title IV of ERISA; or (j) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA).

“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“FASB ACS” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by the Lender.

“Fees” means the fees and commissions provided for or referred to in Section 3.3. and any other fees payable by the Borrower hereunder or under any other Loan Document.

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity or any arbitrator with authority to bind a party at law.

“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than 60 days’ past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all off-balance sheet obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to non-recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)); and (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s pro rata portion of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person).

“Interest Period” means, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or, in the case of the Continuation of a LIBOR Loan the last day of the next preceding Interest Period for such Loan, and ending 1, 2 or 3 months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Policies” means, with respect to the Borrower, the provisions dealing with investment objectives, investment policies, distributions, and investment restrictions, as set forth in the Prospectus, as such investment objectives, investment policies, distributions, and investment restrictions may be supplemented, amended or modified to the extent authorized by the Board of Trustees of the Borrower and permitted under this Agreement.

“Lender” means Wells Fargo Bank, National Association, together with its respective successors and permitted assigns.

“Leverage Ratio” means, at any time of determination, the ratio (expressed as a percentage) of (a) the sum of (i) the liquidation preference of the Trust Preferred Securities, plus (ii) any accumulated but unpaid distributions and dividends in respect of the Trust Preferred Securities, plus (iii) the outstanding principal amount of the Loans, plus (iv) all other liabilities that would be classified as a liability in accordance with GAAP and all regulatory requirements as of such date (including, without limitation and without duplication, all Indebtedness), divided by (b) the Borrowing Base.

“LIBOR” means, for the Interest Period for any LIBOR Loan, the rate of interest, rounded up to the nearest whole multiple of one-hundredth of one percent (.01%), obtained by dividing (i) the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%), referred to as the BBA (British Bankers’ Association) LIBOR rate as set forth by any service selected by the Lender that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rate for deposits in U.S. Dollars at approximately 9:00 a.m. Pacific time, 2 Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto, for an amount approximately equal to the applicable LIBOR Loan and for a period of time approximately equal to such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Loan” means a Loan (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 9:00 a.m. Pacific time for such day (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a loan made by the Lender to the Borrower pursuant to Section 2.1.(a).

“Loan Document” means this Agreement, the Note, the Pledge Agreement and each other document or instrument now or hereafter executed and delivered by the Borrower in connection with, pursuant to or relating to this Agreement.

“Management Agreement” means the Investment Advisory Agreement dated [     ] by and between the Borrower and the Advisor.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the Termination Date.

“Market Value” means with respect to an Eligible Security and on the date of determination thereof, the reported last sale price of a unit of such Security regular way on a given day, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange Composite Tape.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition, or results of operations of the Borrower, (b) the ability of the Borrower to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding six plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such six-year period.

“Net Asset Value” means, as of any given date, an amount equal to the assets of the Borrower minus the liabilities of the Borrower, as determined in accordance with GAAP and all regulatory requirements.

“Note” has the meaning given that term in Section 2.8.

“Notice of Borrowing” means a notice in the form of Exhibit B to be delivered to the Lender pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Loans.

“Notice of Continuation” means a notice in the form of Exhibit C to be delivered to the Lender pursuant to Section 2.6. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice in the form of Exhibit D to be delivered to the Lender pursuant to Section 2.7. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“Participant” has the meaning given that term in Section 11.5.(c).

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6. ; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; (d) Liens in favor of the Lender; (e) Liens in favor of the Custodian granted pursuant to the Custodian Agreement to secure obligations under the Custodian Agreement; and (f) Liens securing a judgment so long as such judgment does not give rise to an Event of Default under Section 10.1.(i).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding six years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Pledge Agreement” means the Pledge Agreement dated as of the date hereof executed by the Borrower in favor of the Lender and substantially in the form of Exhibit E.

“Post-Default Rate” means a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus four percent (4.0%).

“Preferred Stock” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interests in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Principal Office” means the office of the Lender located at 1 West 4th Street, 3rd Floor, Winston-Salem, North Carolina, 27101-3818, MAC: D4000-030, or such other office of the Lender as the Lender may designate from time to time.

“Prospectus” means, the prospectus and statement of additional information of the Borrower dated March 30, 2009, and filed with the Securities and Exchange Commission pursuant to Rule 497(h) of the Securities Act on April 10, 2009.

“Registration Statement” means the Borrower’s registration statement as filed with the Securities and Exchange Commission under the Securities Act and the Investment Company Act.

“Regulation T, U or X” means Regulation T, U or X, as applicable, of the Board of Governors of the Federal Reserve System.

“Regulatory Change” means, with respect to the Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including the Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by the Lender with any request or directive regarding capital adequacy.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Responsible Officer” means with respect to the Borrower, each of its chief executive officer and chief financial officer.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Borrower now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Borrower now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Borrower now or hereafter outstanding.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Security” has the meaning given that term in the Securities Act.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“State Street” means State Street Bank and Trust Company, a Massachusetts trust company, together with its successors and permitted assigns.

“Taxes” has the meaning given that term in Section 3.7.

“Termination Date” means July 1, 2013.

“Transfer Authorizer Designation Form” means a form substantially in the form of Exhibit H to be delivered to the Lender pursuant to Section 5.1.(a), as the same may be amended, restated or modified from time to time.

“Trust Preferred Securities” means Series F, Series M, Series T, Series Th and Series W of the Preferred Stock issued by the Borrower, having a liquidation preference of $25,000 per share, or other Preferred Stock issued by the Borrower subsequent to the Agreement Date.

“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Withdrawal Liability” means any liability as a result of a complete or partial withdrawal from a Multiemployer Plan as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2. General; References to Times.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the use of GAAP, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other Financial Accounting Standards Board standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Eastern time.

ARTICLE II. CREDIT FACILITY

Section 2.1. Loans.

(a)                                  Generally. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, the Lender agrees to make Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of (i) the amount of the Lender’s Commitment and (ii) an amount that when added to the numerator for determining the Leverage Ratio would result in a Leverage Ratio equal to or less than 50.0%. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrower may borrow, repay and reborrow Loans hereunder.

(b)                                 Requesting Loans. The Borrower shall give the Lender notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of a Loan. Each Notice of Borrowing shall be delivered to the Lender before 4:00 p.m. Eastern time on the date two Business Days prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Lender by telecopy on the same day of the giving of such telephonic notice. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower. Subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Lender will make the proceeds of such borrowing available to the Borrower no later than 1:00 p.m. Eastern time on the date and at the account specified by the Borrower in the Transfer Authorizer Designation Form.

Section 2.2. Rates and Payment of Interest on Loans.

(a)                                  Rates. The Borrower promises to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i)                                     during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and

(ii)                                  during such periods as such Loan is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Lender interest at the Post-Default Rate on the outstanding principal amount of any Loan and on any other amount payable by the Borrower hereunder to or for the account of the Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b)                                 Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Lender of an interest rate hereunder shall be conclusive and binding on the Borrower for all purposes, absent manifest error.

Section 2.3. Number of Interest Periods.

There may be no more than 5 different Interest Periods for LIBOR Loans, collectively outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term “Interest Period” shall be deemed to be different Interest Periods even if they are coterminous).

Section 2.4. Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Termination Date.

Section 2.5. Prepayments.

(a)                                  Optional. Subject to Section 4.4., the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Lender at least one Business Day’s prior written notice of the prepayment of any Loan.

(b)                                 Mandatory. If at any time the aggregate principal amount of all outstanding Loans exceeds the Commitment, the Borrower shall immediately pay to the Lender the amount of such excess. If at any time the Leverage Ratio exceeds 50.0%, the Borrower shall within 3 Business Days of such time repay the principal amount of the outstanding Loans in an amount sufficient to cause the Leverage Ratio to be equal to or less than 50.0%. Any payments under this subsection shall be applied to pay all amounts of principal outstanding on the Loans. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this subsection prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4.

Section 2.6. Continuation.

So long as no Default or Event of Default shall exist, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Lender a Notice of Continuation not later than 10:00 a.m. Eastern time on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Loan with an Interest Period of one month; provided, however, that if a Default or Event of Default exists, such Loan will automatically, on the last day of the Interest Period therefore, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.7. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.7. Conversion.

The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Lender, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate

Loan may not be Converted to a LIBOR Loan if a Default or Event of Default shall exist. Each such Notice of Conversion shall be given not later than 10:00 a.m. Eastern time the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.8. Note.

The Loans shall, in addition to this Agreement, also be evidenced by a promissory note of the Borrower substantially in the form of Exhibit F (the “Note”), payable to the order of the Lender in a principal amount equal to the amount of the Commitment as originally in effect and otherwise duly completed. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and such entries shall be binding on the Borrower, absent manifest error; provided, however, that the failure of the Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents.

Section 2.9. Funds Transfer Disbursements.

(a)                                  Generally. The Borrower hereby authorizes the Lender to disburse the proceeds of any Loan made by the Lender or any of its Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Transfer Authorizer Designation Form. The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or (ii) made in the Borrower’s name by an authorized representative specified on the Transfer Authorizer Form and accepted by the Lender in good faith and in compliance with this Section 2.9., even if not properly authorized by the Borrower. The Borrower further agrees and acknowledges that the Lender may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire of funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower. The Lender is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower. If the Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Lender takes these actions the Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Lender and the Borrower. The Borrower agrees to notify the Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after the Lender’s confirmation to the Borrower of such transfer.

(b)                                 Funds Transfer. The Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Lender, in its reasonable discretion, may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this Section 2.9., (ii) require use of a bank [unacceptable to the Lender or] prohibited by any Governmental Authority, (iii) cause the Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause the Lender to violate any Applicable Law or regulation.

(c)                                  Limitation of Liability. The Lender shall not be liable to the Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond the Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Lender or the Borrower knew or should have known the likelihood of these damages in any situation. The Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1. Payments.

Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at its Principal Office, not later than 1:00 p.m. Eastern time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.4., the Borrower may, at the time of making each payment under this Agreement, specify to the Lender the amounts payable by the Borrower hereunder to which such payment is to be applied. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

Section 3.2. Minimum Amounts.

Each borrowing and each Conversion of LIBOR Loans shall be a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Each voluntary prepayment of a Loan shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or, if less, the aggregate principal amount of Loans then outstanding).

Section 3.3. Fees.

(a)           Upfront Fee. The Borrower agrees to pay to the Lender an upfront fee equal to the amount of the Commitment times 0.75%. Such fee shall be due and payable on the Effective Date.

(b)           Unused Facility Fee. During the period from the Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Lender an unused facility fee equal to the sum of the daily amount by which the Commitment exceeds the aggregate outstanding principal balance of the Loans multiplied by 0.35%. Such fee shall be computed on a daily basis and payable quarterly in arrears on the first day of each January, April, July and October during the term of this Agreement and on the Termination Date or any earlier date of termination of the Commitment or reduction of the Commitment to zero.

Section 3.4. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.5. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2. (a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all facility fees, closing fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’

fees and reimbursement for costs and expenses paid by the Lender to third parties or for damages incurred by the Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Lender in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.6. Statements of Account.

The Lender will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Lender shall be deemed conclusive upon Borrower absent manifest error. The failure of the Lender to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.7. Taxes.

(a)           Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes imposed on or measured by the Lender’s assets, net income, receipts or branch profits, and (iii) any taxes (other than withholding taxes) with respect to the Lender that would not be imposed but for a connection between the Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Lender pursuant to or in respect of this Agreement or any other Loan Document), and (such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will: (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted; (ii) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such Governmental Authority; and (iii) pay to the Lender for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender or such Lender will equal the full amount that the Lender or such Lender would have received had no such withholding or deduction been required.

(b)           Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

(c)           Tax Forms. Prior to the date that any Assignee or Participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto or acquires a participating interest in the Commitment or Obligations, respectively, such Person shall deliver to the Borrower and the Lender such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Assignee or Participant establishing that payments to it hereunder and under the Note are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax imposed under the Internal Revenue Code. Each such Assignee or Participant shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower or the Lender and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Lender. The Borrower shall not be required to pay any amount pursuant to last sentence of subsection (a) above to any Assignee or Participant that is organized under the laws of a jurisdiction outside of the United States of America, if such Assignee or Participant fails to comply with the requirements of this subsection.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1. Additional Costs; Capital Adequacy.

(a)           Capital Adequacy. If the Lender determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender, or any corporation controlling the Lender, as a consequence of, or with reference to, the Lender’s Commitments or its making or maintaining Loans below the rate which the Lender or such corporation controlling the Lender could have achieved but for such compliance (taking into account the policies of the Lender or such corporation with regard to capital), then the Borrower shall, from time to time, within thirty (30) days after written demand by the Lender, pay to the Lender additional amounts sufficient to compensate the Lender or such corporation controlling the Lender to the extent that the Lender determines such increase in capital is allocable to the Lender’s obligations hereunder.

(b)           Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Lender from time to time such amounts as the Lender may reasonably determine to be necessary to compensate it for any costs incurred by it Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by the Lender under this Agreement or any of the other Loan Documents in respect of any of the Loans or such obligation or the maintenance by the Lender of capital in respect of the Loans or the Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), to the extent resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to the Lender under this Agreement or any of the other Loan Documents in respect of any of the Loans or the Commitment (other than taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.7.(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the Lender, or any commitment of the Lender (including, without limitation, the Commitment); or (iii) has or would have the effect of reducing the rate of return on capital of the Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration the Lender’s policies with respect to capital adequacy).

(c)           Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if, by reason of any Regulatory Change, the Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of it that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of the Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if the Lender so elects by notice to the Borrower, the obligation of the Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

(d)           Notification and Determination of Additional Costs. The Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by the Lender for compensation under this Section. Absent manifest error, determinations by the Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2. Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

(a)           the Lender reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period, or

(b)           the Lender reasonably determines (which determination shall be conclusive) that LIBOR will not adequately and fairly reflect the cost to the Lender of making or maintaining LIBOR Loans for such Interest Period;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and all Loans that would otherwise be made or Continued as LIBOR Loans shall be made or continued instead as Base Rate Loans.

Section 4.3. Illegality.

Notwithstanding any other provision of this Agreement, if the Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for the Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then the Lender shall promptly notify the Borrower thereof and the Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as the Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4. Compensation.

The Borrower shall pay to the Lender, upon the request, such amount or amounts as shall be sufficient (in the reasonable opinion of the Lender) to compensate it for any loss, cost or expense that it reasonably determines is attributable to:

(a)           any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b)           any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Upon the Borrower’s request, the Lender shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by the Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.5. Treatment of Affected Loans.

If the obligation of the Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1. (b), 4.2. or 4.3., then all LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1. (b) or 4.3., on such earlier date as the Lender may specify to the Borrower) and, unless and until the Lender gives notice as provided below that the circumstances specified in Section 4.1. or 4.3. that gave rise to such Conversion no longer exist:

(a)           to the extent that LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b)           all Loans that would otherwise be made or Continued as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

Section 4.6. Change of Office.

The Lender agrees that it will use reasonable efforts to designate an alternate office with respect to any of its Loans affected by the matters or circumstances described in Sections 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to the Lender as determined by the Lender in its sole discretion.

Section 4.7. Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable under this Article IV. shall be made as though the Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that the Lender may fund LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

ARTICLE V. CONDITIONS PRECEDENT

Section 5.1. Initial Conditions Precedent.

The obligation of the Lender to make the initial Loan is subject to the following conditions precedent or waiver thereof in accordance with Section 11.6:

(a)           The Lender shall have received each of the following, in form and substance satisfactory to the Lender:

(i)            Counterparts of this Agreement executed by each of the parties hereto;

(ii)           The Note executed by the Borrower, and complying with the provisions of Section 2.8.;

(iii)          The Pledge Agreement duly executed by the Borrower;

(iv)          The Control Agreement duly executed by the Borrower and the Custodian;

(v)           A list prepared by the Custodian of all Investments, cash and Cash Equivalents of the Borrower, in each case, then held by the Custodian, such list to be as of a date no more than 2 days prior to the Effective Date;

(vi)          A Form FR U-1 executed by Borrower with respect to any of the Collateral that constitutes “margin stock” within the meaning of Regulation T, U or X;

(vii)         Copies of (A) the Prospectus, (B) the Custodian Agreement, dated March 4, 2009, between State Street and the Borrower, and (C) the Management Agreement, each of which is certified by an officer of the Borrower to be true, correct and complete;

(viii)        An opinion of counsel to the Borrower, addressed to the Lender, addressing the matters set forth in Exhibit G;

(ix)           The Certificate of Trust of the Borrower certified as of a recent date by the Secretary of State of Delaware;

(x)            A certificate of legal existence or certificate of similar meaning with respect to the Borrower issued as of a recent date by the Secretary of State of the State of Delaware and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which the Borrower is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(xi)           A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Borrower with respect to each of its officers authorized to execute and deliver the Loan Documents to which it is a party, and to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion;

(xii)          Copies certified by the Secretary or Assistant Secretary of the Borrower (or other individual performing similar functions) of (i) the declaration of trust of the Borrower, (ii) the by-laws of the Borrower and (iii) all corporate action taken by the Borrower to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(xiii)         A Transfer Authorizer Designation Form effective as of the Agreement Date;

(xiv)        The Fee then due and payable under Section 3.3., and any other Fees payable to the Lender;

(xv)         A UCC-1 financing statement to be filed in the office of the Secretary of State of the State of Delaware; and

(xvi)        Such other documents, agreements and instruments as the Lender may reasonably request; and

(b)           In the reasonable judgment of the Lender:

(i)            There shall not have occurred or become known to the Lender any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower delivered to the Lender prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii)           No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower to fulfill its obligations under the Loan Documents to which it is a party;

(iii)          The Borrower shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower is a party or by which it or any of its properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower to fulfill its obligations under the Loan Documents to which it is a party; and

(iv)          There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

Section 5.2. Conditions Precedent to All Loans.

The obligation of the Lender to make any Loan is subject to the further condition precedent that: (a) the Lender shall be satisfied that the Loans and the use of proceeds thereof comply in all respects with Regulation U and to the extent required by Regulation U, the Lender shall have received a copy of either (i) FR Form U-1, duly executed and delivered by the Borrower, in form acceptable to the Lender or (ii) a current list of the assets of the Borrower (including all “margin stock” (as defined in Regulation U) from the Borrower), in form acceptable to the Lender and in compliance with Section 221.3(c)(2) of Regulation U; (b) the Lender shall have received the statements and reports required pursuant to Article VIII.(b) in connection with the request for a Loan, (c) the Lender shall have received a certificate setting forth the Net Asset Value in accordance with Article VIII. (c), (d) no Default or Event of Default shall exist as of the date of the making of such Loan or would exist immediately after giving effect thereto; and (e) the representations and warranties made or deemed made by the Borrower in the Loan Documents to which it is a party, shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Lender prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, the Borrower shall be deemed to have represented to the Lender at the time such Loan is made that all conditions to the occurrence of such Credit Event contained in Article V. have been satisfied.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1. Representations and Warranties.

In order to induce the Lender to enter into this Agreement and to make Loans, the Borrower represents and warrants to the Lender as follows:

(a)           Organization; Power; Qualification. The Borrower is a statutory trust, duly organized and validly existing under the jurisdiction of its formation, has the power and authority to own or lease its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign trust, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect. The Borrower is a registered closed-end management investment company under the Investment Company Act. The Borrower has no Subsidiaries.

(b)           Authorization of Agreement, Etc. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms, to consummate the transactions contemplated hereby and thereby, and to borrow and obtain other extensions of credit hereunder. The Loan Documents to which the Borrower is a party have been duly executed and delivered by the duly authorized officers of the Borrower and each is a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(c)           Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of each Loan Document to which the Borrower is a party in accordance with its respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Borrower, or conflict with, or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its properties may be bound, the breach, termination, default or acceleration of which could reasonably be expected to have a Material Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than Liens in favor of the Lender.

(d)           Compliance with Law; Governmental Approvals. The Borrower is in compliance with all Applicable Laws except for noncompliances which could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.

(e)           Offering in Compliance with Securities Laws. The Borrower has issued all of its Securities pursuant to an effective registration statement on Form N-2, or as may otherwise be permitted by federal and state securities laws applicable thereto in all material respects.

(f)            Investment Policies. The Borrower is in compliance in all material respects with its Investment Policies.

(g)           Title to Properties; Liens. The Borrower has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. As of the Agreement Date, there are no Liens against any assets of the Borrower except for Permitted Liens. The Pledge Agreement creates a valid Lien on the Collateral purported to be covered thereby, which Lien is currently perfected and prior to all other Liens.

(h)           Existing Indebtedness. Schedule 6.1.(h) is, as of the Agreement Date, a complete and correct listing of all Indebtedness of the Borrower. As of the Agreement Date, the Borrower has performed and is in compliance with all of the terms of such Indebtedness and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness.

(i)            Litigation. There are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, nor to the knowledge of the Borrower is there any basis therefor) against or in any other way relating adversely to or affecting the Borrower or any of its property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

(j)            Taxes. All federal, state and other tax returns of the Borrower required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and its properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6.

(k)           Financial Statements. The Borrower has furnished to the Lender statements of assets and liabilities, operations, and of changes in net assets for the fiscal year ended [     ], with the opinion thereon of Ernst & Young LLP. Such financial statements (including in each case related schedules and notes) are complete and correct and present fairly, in all material respects, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Borrower as at such date and the results of operations and the changes in net assets for such period.

(l)            No Material Adverse Change. Since [     ], there has been no material adverse change in the business, assets, liabilities, financial condition, results of operations, or business of the Borrower. The Borrower is Solvent.

(m)          ERISA; Not Plan Assets; No Prohibited Transaction. The Borrower is not a member of an ERISA Group and does not have any liability in respect of any Benefit Arrangement or Plan. None of the assets of the Borrower constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. Assuming that the Lender does not fund any amount payable by it hereunder with “plan assets,” as that term is defined in 29 C.F.R. 2510.3-101, the execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.

(n)           Absence of Defaults. The Borrower is not in default under its organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case: (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by the Borrower under any agreement (other than this Agreement) or judgment, decree or order to which the Borrower is a party or by which the Borrower or any of its properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)           Legal Limitations on Indebtedness. The Borrower is not subject to any other Applicable Law (other than Regulations T, U and X and the Investment Company Act) which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(p)           Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit to third parties for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of any Loans made hereunder will be used in a manner that violates Regulation U. Upon the Lender’s request the Borrower will furnish to the Lender a statement and current list of the assets of the Borrower in conformity with the requirements of FR Form U-1 referred to in Regulation U. Other than the furnishing of such statement and such list, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery of the Agreement and the making of the Loans hereunder.

(q)           Affiliate Transactions. Except as permitted by Section 9.11., the Borrower is not a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower is a party.

(r)            Affiliated Person. To the best of the Borrower’s knowledge, the Borrower is not an “affiliated person” (as defined in the Investment Company Act) of the Lender.

(s)           Intellectual Property. The Borrower owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.

(t)            Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by the Borrower for any other services rendered to it ancillary to the transactions contemplated hereby.

(u)           RIC Status. The Borrower qualifies as a “regulated investment company” under the Internal Revenue Code and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Borrower to maintain such status.

(v)           Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Lender by, on behalf of, or at the direction of, the Borrower in connection with or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of the Borrower or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements and other financial information furnished to the Lender by, on behalf of, or at the direction of, the Borrower in connection with or relating in any way to this Agreement, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Borrower as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Borrower that have been or may hereafter be made available to the Lender were or will be prepared in good faith based on reasonable assumptions it being understood that actual results may vary from such projected financial information and such variations may be material. As of the Effective Date, no fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Lender.

(w)          OFAC. Neither the Borrower nor any Affiliate of the Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at: http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

Section 6.2. Survival of Representations and Warranties, Etc.

All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 7.1. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 9.6., the Borrower shall preserve and maintain its existence in the jurisdiction of its formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect and shall preserve and maintain all of its rights, franchises, licenses and privileges in the jurisdiction of its formation except for such rights, franchises, licenses and privileges the failure of which to maintain could not reasonably be expected to have a Material Adverse Effect.

Section 7.2. Compliance with Applicable Law.

The Borrower shall comply with all Applicable Laws, including without limitation the Investment Company Act, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 7.3. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower shall (a) protect and preserve all of its material properties and maintain in good repair, working order and condition all material tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times except where failure to do any of the foregoing under clauses (a) and (b) herein could not reasonably be expected to have a Material Adverse Effect.

Section 7.4. Conduct of Business.

The Borrower shall engage only in the Borrower’s investment business in accordance with its Investment Policies, Prospectus and Registration Statement and as otherwise disclosed in its periodic reports to shareholders.

Section 7.5. Insurance.

In addition to the requirements of any of the other Loan Documents, the Borrower shall maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses (other than directors’ and officers’ insurance) or as may be required by Applicable Law (including without limitation fidelity bond insurance as required by Rule 17g-1 promulgated under the Investment Company Act).

Section 7.6. Payment of Taxes and Claims.

The Borrower shall pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower in accordance with GAAP.

Section 7.7. Visits and Inspections.

The Borrower shall permit representatives or agents of the Lender, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours and at the expense of the Lender (unless a Default or Event of Default shall exist, in which case the exercise by the Lender of its rights under this Section shall be at the expense of the Borrower) to: (a) visit and inspect all properties of the Borrower to the extent any such right to visit or inspect is within the control of the Borrower; (b) inspect and make extracts from its books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance.

Section 7.8. Use of Proceeds.

The Borrower shall use the proceeds of the Loans only for purchase of securities in accordance with the Borrower’s Investment Policies. No part of the proceeds of any Loan will be used for the purpose of (a) buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or (b) extending credit to others for the purpose of purchasing or carrying any such “margin stock”, if either of the uses described in the immediately preceding clauses (a) and (b) would result in a violation of such Regulation U.

Section 7.9. Books and Records.

The Borrower shall maintain books and records pertaining to its respective business operations in such detail, form and scope as are consistent with good business practice and in accordance with GAAP.

Section 7.10. Further Assurances.

The Borrower shall, at the Borrower’s cost and expense and upon request of the Lender, execute and deliver or cause to be executed and delivered, to the Lender such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.11. RIC Status.

The Borrower shall at all times maintain its status as a “regulated investment company” under the Internal Revenue Code.

Section 7.12. USA Patriot Act Notice; Compliance.

The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, the Lender may from time-to-time request, and the Borrower shall provide to the Lender, the Borrower’s, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

ARTICLE VIII. INFORMATION

For so long as this Agreement is in effect, the Borrower shall furnish to the Lender:

(a)           Annual Financial Statements. As soon as available and in any event within 5 Business Days after the same is required to be filed with the Securities and Exchange Commission, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year, a portfolio of investments as at the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with GAAP (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to the Securities and Exchange Commission or any successor or analogous Governmental Authority, all of which shall be certified by (a) the chief executive officer or chief financial officer of the Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of the Borrower as at the date thereof and the results of operations for such period and (b) Ernst & Young LLP or other independent certified public accountants of recognized national standing acceptable to the Lender, whose certificate shall be unqualified and in scope and substance satisfactory to the Lender;

(b)           Borrowing Base/Leverage Ratio Certificate. On each of the applicable dates set forth below and stated, calculated or reported, as applicable, as of the date corresponding to such date (i) a statement from the Custodian setting forth (x) all Securities then owned by Borrower and cash and Cash Equivalents, in each case, held in accounts maintained by the Borrower with the Custodian; and (y) a calculation of the Market Value of such Securities and (ii) a report certified by the chief executive officer or chief financial officer of the Borrower, setting forth a calculation of the Borrowing Base and demonstrating that the Securities included in such calculation satisfy the conditions specified in the definition of “Borrowing Base” and a calculation of the Leverage Ratio, in each case in form and detail satisfactory to the Lender, and with respect to any such report delivered in connection with a request for a Loan pursuant to Section 2.1., the calculation of the Leverage Ratio shall give pro forma effect to the Loan requested:

Date	Date of Statements, Reports and Calculations

On any date Borrower requests a Loan pursuant to Section 2.1.	As of the end of the Business Day immediately preceding the date of such request

On the third Business Day after the end of each month	As of the end of each such month

On the third Business Day after the end of any week that the Leverage Ratio is equal to or greater than 40.0% but less than 45.0% at the end of such week and on the next succeeding Business Day after the end of each week thereafter until the Leverage Ratio is less than 40.0% for a period of 4 consecutive weeks

As of the end of each such week

On the third Business Day after the end of any day that the Leverage Ratio is greater than 45.0% and on the next succeeding Business Day after the end of each day thereafter until such time as the Leverage Ratio is less than 45.0% for a period of 7 consecutive days

As of the end of each day

On the third Business Day after a request of the Lender	As of the date of such request

(c)           Net Asset Value Certificate. Within 5 Business Days after the end of each fiscal quarter of the Borrower, on any date that the Borrower requests a Loan pursuant to Section 2.1., and promptly upon the request of the Lender, a calculation of the Net Asset Value as of the end of such quarter, the end of the Business Day immediately preceding the date that the Borrower requests such Loan, and the end of the Business Day immediately preceding the date requested by the Lender, respectively, certified by the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Lender.

(d)           Compliance Certificate. Together with the financial statements furnished pursuant to the immediately preceding clause (a), together with any certificate furnished pursuant to the immediately preceding clauses (b) and (c), and at any other time within 5 Business Days of the Lender’s request, a certificate executed by the chief executive officer or chief financial officer of the Borrower stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure;

(e)           Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Borrower or its Board of Trustees by its independent public accountants;

(f)            Securities Filings. Within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto unless requested by the Lender), reports on Forms N-SAR, (or its equivalent) and all other periodic reports which the Borrower shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

(g)           Shareholder Information; Press Releases. Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower;

(h)           Investment Policies. Prompt notice of any change in the Investment Policies which could materially increase the risks to the shareholders of the Borrower or which would increase the borrowing limits provided for in the Prospectus;

(i)            Litigation. To the extent the Borrower is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower, or any of its respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Borrower is being audited;

(j)            Modification of Organizational Documents. A copy of any amendment to the organizational documents of the Borrower within 15 Business Days after the effectiveness thereof;

(k)           Change of Management or Financial Condition. Prompt notice of any change in the senior management of the Borrower and any change in the business, assets, liabilities, financial condition, or results of operations of the Borrower which has had or could reasonably be expected to have a Material Adverse Effect;

(l)            Default. Notice of the occurrence of any Default or Event of Default promptly upon a Responsible Officer of the Borrower obtaining knowledge thereof;

(m)          Judgments. Prompt notice of any order, judgment or decree in excess of $100,000 having been entered against the Borrower or any of its properties or assets;

(n)           Notice of Violations of Law. Prompt notice if the Borrower shall receive any notification from any Governmental Authority alleging a violation of any Applicable Law or any inquiry which, in either case, could reasonably be expected to have a Material Adverse Effect;

(o)           ERISA Event. If any ERISA Event shall occur that individually, or together with any other ERISA Event that has occurred, could reasonably be expected to have a Material Adverse Effect, a certificate of the chief executive officer or chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

(p)           U.S. Patriot Act. Promptly upon request, information identifying the Borrower as the Lender may request in order to comply with the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)); and

(q)           Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower as the Lender may reasonably request.

ARTICLE IX. NEGATIVE COVENANTS

For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:

Section 9.1. Indebtedness.

The Borrower shall not permit to exist or incur, assume, or otherwise become obligated in respect of any Indebtedness other than:

(a)           Indebtedness under the Loan Documents;

(b)           Indebtedness set forth on Schedule 6.1.(h) (and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the Borrower);

(c)           Indebtedness existing or arising under any Derivatives Contracts so long as (i) such Derivatives Contracts were entered into by the Borrower in the ordinary course of business for the purpose of directly mitigating risks associated with changes in interest rates, liabilities, commitments, investments, assets, or property held or reasonably anticipated by the Borrower and not for purposes of speculation and (ii) such Derivatives Contract do not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and

(d)           Indebtedness existing or arising with respect to any Trust Preferred Securities.

Section 9.2. Investments.

The Borrower shall not make any Investment in any Person except those consistent with its Investment Policies.

Section 9.3. Net Asset Value.

The Borrower shall not permit the Net Asset Value at any time to be less than $45,000,000.

Section 9.4. Subsidiaries

The Borrower shall not form or acquire any Subsidiaries.

Section 9.5. Liens; Negative Pledges.

(a)           The Borrower shall not create, assume, or incur any Lien (other than Permitted Liens) upon (i) any of the Collateral or (ii) any of its other properties, assets, income or profits of any character whether now owned or hereafter acquired, if, in the case of this clause (ii) only, immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence.

(b)           The Borrower shall not enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in any agreement (i) evidencing Indebtedness which the Borrower may create, incur, assume, or permit or suffer to exist under Section 9.1.; (ii) which Indebtedness is secured by a Lien permitted to exist hereunder and (iii) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into.

Section 9.6. Fundamental Changes.

The Borrower shall not (a) enter into any transaction of merger or consolidation; (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired, in any case, without the prior written consent of the Lender, which consent shall not be unreasonably withheld; provided, however, that notwithstanding the foregoing, (i) the Borrower may sell its assets in the ordinary course of business as described in its Prospectus and (ii) that the Borrower may merge with another Person so long as (A) the Borrower is the survivor of such merger; (B) the Borrower remains a closed-end management investment company (as such term is used in the Investment Company Act) and remains registered under the Investment Company Act; (C) the Borrower has provided the Lender prior written notice of such merger not less than thirty (30) days prior to the effectiveness of such merger; (D) both before and immediately after giving effect to such merger, (x) the representations and warranties made or deemed made by the Borrower in the Loan Documents are and shall be true and correct in all material respects, except to the extent that such representations relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents and (y) no Default or Event of Default exists or would result from such merger; (E) the Lender’s security interest in the Collateral remains perfected and the Borrower takes all other action as the Lender may reasonably request to ensure that its security interest in the Collateral continues and remains perfected and/or to perfect the Lender’s security interest in any newly-acquired assets; and (F) prior to the effectiveness of such merger, the Borrower shall have delivered to the Lender a certificate signed by a Responsible Officer of the Borrower certifying that such merger complies with the provisions of this Section 9.6. and that all conditions precedent herein provided and/or relating to such merger have been satisfied.

Section 9.7. Restricted Payments.

The Borrower shall not declare or make any Restricted Payment if a Default or Event of Default exists or would result therefrom; provided, however, subject to the following sentence, the Borrower may declare or make cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Borrower to remain in compliance with Section 7.11. Notwithstanding the prior sentence, if a Default or Event of Default specified in Section 10.1.(a), Section 10.1.(b), Section 10.1.(f) or Section 10.1.(g) shall exist, or if as a result of the occurrence of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not make any Restricted Payments.

Section 9.8. Fiscal Year.

The Borrower shall not change its fiscal year from that in effect as of the Agreement Date.

Section 9.9. Modifications of Organizational Documents.

The Borrower shall not amend, supplement, restate or otherwise modify its declaration of trust, by-laws, or other applicable organizational document if such amendment, supplement, restatement or other modification could reasonably be expected to have a Material Adverse Effect.

Section 9.10. Limitation on Changes to Investment Policies

Except as may be required by Applicable Law, the Borrower shall not amend or otherwise modify its fundamental Investment Policies that may not be amended or modified without shareholder approval or increase the borrowing limits specified therein, in each case without the prior written consent of the Lender, which consent may not be unreasonably withheld.

Section 9.11. Transactions with Affiliates.

The Borrower shall not permit to exist, or enter into, any transaction with any Affiliate, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower and upon fair and reasonable terms which are no less favorable to the Borrower than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

Section 9.12. Plans; ERISA Event.

The Borrower shall not permit any of its assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The Borrower shall not cause or permit to occur, and shall not permit any other member of the ERISA Group to cause or permit to occur, any ERISA Event if such ERISA Event could reasonably be expected to have a Material Adverse Effect.

ARTICLE X. DEFAULT

Section 10.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a)           Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.

(b)           Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations (other than those specified in Section 10.1.(a)) and such failure shall continue for a period of 15 days.

(c)           Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in clause (l) of Article VIII. or in Article IX. or (ii) the Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) only such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Lender.

(d)           Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower under any Loan Document or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower to the Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.

(e)           Indebtedness Cross-Default; Derivatives Contracts; Trust Preferred Securities.

(i)            The Borrower shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount of $1,000,000 or more (“Material Indebtedness”); or

(ii)           (x) the maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid or repurchased prior to the stated maturity thereof; or

(iii)          any other event shall have occurred and be continuing which, with or without the passage of time, the giving of notice, or both, would permit any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid or repurchased prior to its stated maturity; or

(iv)          there occurs under any Derivatives Contract an Early Termination Date (as defined in such Derivatives Contract) resulting from (A) any event of default under such Derivatives Contract as to which the Borrower is the Defaulting Party (as defined in such Derivatives Contract) or (B) any Termination Event (as so defined) under such Derivatives Contract as to which the Borrower is an Affected Party (as so defined) and, in either event, the Derivatives Termination Value owed by the Borrower as a result thereof is $1,000,000 or more; or

(v)           the Borrower shall fail to pay any payment required with respect to any Trust Preferred Securities.

(f)            Voluntary Bankruptcy Proceeding. The Borrower shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(g)           Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, or of all or any substantial part of the assets, domestic or foreign, of the Borrower, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(h)           Litigation; Enforceability. The Borrower shall disavow, revoke or terminate (or attempt to terminate) any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document, or any Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).

(i)            Judgment. A judgment or order for the payment of money or for an injunction shall be entered against the Borrower by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against the Borrower, $1,000,000 or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect.

(j)            Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower which exceeds, individually or together with all other such warrants, writs, executions and processes, $1,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Lender pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Borrower.

(k)           ERISA.

(i)            Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $1,000,000; or

(ii)           The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $1,000,000, all as determined, and with such terms defined, in accordance with FASB ASC 715.

(l)            Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

(m)          Change of Control/Change in Management.

(i)            Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the then outstanding voting stock of the Borrower;

(ii)           During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Borrower (together with any new Trustees whose election by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the Trustees then still in office who were either Trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Borrower then in office; or

(iii)          If Barry M. Portnoy and Adam D. Portnoy both cease for any reason to be principally involved in the senior management of the Borrower, and the Borrower shall have failed to replace the resulting vacancies in senior management with individuals reasonably acceptable to the Lender within a period of 60 days;

(iv)          If the Advisor (or any other entity wholly owned by Barry M. Portnoy or Adam D. Portnoy or another advisor reasonably acceptable to the Lender) shall cease to be the advisor of the Borrower.

(n)           Collateral. The Lender shall, for any reason not otherwise permitted under the Loan Documents, cease to hold a valid, enforceable, perfected and first-priority Lien in the Collateral.

(o)           Investment Company Registration. The Borrower’s registration under the Investment Company Act shall lapse or be suspended (or proceedings for such purpose shall have been instituted).

(p)           Investment Policies. The Borrower shall fail to comply in any material respect with its Investment Policies in a manner which the Lender determines could reasonably be expected to have a Material Adverse Effect.

Section 10.2. Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a)           Acceleration; Termination of Facility.

(i)            Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1.(f) or 10.1.(g), the Commitment shall immediately and automatically terminate and the principal of, and all accrued interest on, the Loans and all of the other Obligations shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower.

(ii)           Optional. If any other Event of Default shall exist, the Lender may terminate the Commitment and/or declare the principal of, and accrued interest on, the Loans and all of the other Obligations to be immediately due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower.

(b)           Loan Documents. The Lender may exercise any and all of its rights under any and all of the other Loan Documents.

(c)           Applicable Law. The Lender may exercise all other rights and remedies it may have under any Applicable Law.

(d)           Appointment of Receiver. To the extent permitted by Applicable Law, the Lender shall be entitled to the appointment of a receiver for the assets and properties of the Borrower, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and to exercise such power as the court shall confer upon such receiver.

Section 10.3. Remedies Upon Default.

Upon the occurrence of a Default specified in Section 10.1.(g), the Commitment shall immediately and automatically terminate.

Section 10.4. Allocation of Proceeds.

If an Event of Default shall exist and maturity of any of the Obligations has been accelerated, all payments received by the Lender under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in the following order and priority: (a) amounts due to the Lender in respect of fees and expenses due under Section 11.2.; (b) payments of interest on the Loans; (c) payments of principal of the Loans; (d) payments of all other Obligations; and (e) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 10.5. Performance by Lender.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Lender may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Lender, promptly pay any amount reasonably expended by the Lender in such performance or attempted performance to the Lender, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, the Lender shall not shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.6. Rights Cumulative.

The rights and remedies of the Lender under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it may otherwise have under Applicable Law. In exercising its rights and remedies, the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE XI. MISCELLANEOUS

Section 11.1. Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to the Borrower:

[The Reorganized Fund]

Two Newton Place
255 Washington Street,
Suite 300

Newton, Massachusetts 02458

Attn: Adam D. Portnoy

Telephone:            (617) 796-8242

Telecopy:              (617) 969-1437

If to the Lender:

Wells Fargo Bank, National Association

101 Federal Street, 28th Floor

Boston, Massachusetts 02110

Attn: Frederick G. Bright

Telephone:            (617) 620-1114

Telecopy:              (617) 261-1604

or, as to each party at such other address as shall be designated by such party in a written notice to the other party delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, upon the first to occur of receipt or the expiration of 3 days after deposit in the United States Postal Service mail, postage prepaid and addressed to the address of the Borrower or the Lender at the addresses specified; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered or (iv) if delivered pursuant to Section 11.18. to the extent applicable. Notwithstanding the immediately preceding sentence, all notices or communications to the Lender under Article II. shall be effective only when actually received. The Lender shall not shall incur any liability to the Borrower for acting upon any telephonic notice referred to in this Agreement which the Lender believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.

Section 11.2. Expenses.

The Borrower agrees (a) to pay or reimburse the Lender for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and reasonable travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of its counsel, (c) to pay, and indemnify and hold harmless the Lender from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Lender for all its costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.1.(f) or 10.1.(g), including the reasonable fees and disbursements of the Lender’s counsel, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Lender may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.

Section 11.3. Setoff.

In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Lender is hereby authorized by the Borrower, at any time or from time to time during the continuance of an Event of Default, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender, such Lender or any affiliate of the Lender or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such obligations shall be contingent or unmatured.

Section 11.4. Litigation; Jurisdiction; Other Matters; Waivers.

(a)           EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE BORROWER AND THE LENDER WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDER AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE LENDER OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b)           EACH OF THE BORROWER AND THE LENDER HEREBY AGREES THAT ANY FEDERAL DISTRICT COURT LOCATED IN THE STATE OF NEW YORK, AND ANY STATE COURT LOCATED IN THE CITY OF NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND LENDER PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND THE LENDER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF

ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE LENDER OR THE ENFORCEMENT BY THE LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)           THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS AGREEMENT.

Section 11.5. Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender and any such assignment or other transfer to which the Lender has not so consented shall be null and void.

(b)           The Lender may make, carry or transfer Loans at, to or for the account of any of its branch offices or the office of an affiliate of the Lender except to the extent such transfer would result in increased costs to the Borrower.

(c)           The Lender may at any time grant to one or more banks or other financial institutions (each a “Participant”) participating interests in the Commitment or the Obligations. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by the Lender of a participating interest to a Participant, the Lender shall remain responsible for the performance of its obligations hereunder. Any agreement pursuant to which the Lender may grant such a participating interest shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, the Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, the Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon.

(d)           In addition to the participations permitted under the foregoing provisions of this Section, the Lender may assign and pledge all or any portion of its Loans and the Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Note shall be fully transferable as provided therein. No such assignment shall release the Lender from its obligations hereunder.

(e)           The Lender may furnish any information concerning the Borrower in the possession of the Lender from time to time to Participants (including prospective Participants) subject to compliance with Section 11.8.

Section 11.6. Amendments; Waivers.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lender may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender (and, in the case of an amendment to any Loan Document to which the Borrower is a party the written consent of the Borrower). No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

Section 11.7. Nonliability of Lender.

The relationship between the Borrower and the Lender shall be solely that of borrower and lender. The Lender shall not have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between the parties hereto, shall be deemed to create any fiduciary duty owing by the Lender to the Borrower. The Lender does not undertake any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

Section 11.8. Confidentiality.

The Lender shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public, which is furnished to the Lender pursuant to the provisions of this Agreement or any other Loan Document, is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any Person other than the Lender and its agents and employees who are actively and directly participating in the evaluation, administration or enforcement of the Loan Documents and other transactions between the Lender and the Borrower, but in any event the Lender may make disclosure: (a) to any of its affiliates (provided they shall be notified of the confidential nature of the information); (b) as reasonably requested by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any portion of the Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings; (d) to the Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) while an Event of Default exists, to any other Person, in connection with the exercise by the Lender of its rights or remedies hereunder or under any of the other Loan Documents; (f) upon the Borrower’s prior consent (which consent shall not be unreasonably withheld), to any contractual counter-parties to any swap or similar hedging agreement or to any rating agency; and (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate.

Section 11.9. Indemnification.

(a)           The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Lender, any affiliate of the Lender, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Lender’s entering into this Agreement; (v) the fact that the Lender has established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Lender is a creditor of the Borrower and has or is alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower; (vii) the fact that the Lender is a material creditor of the Borrower and is alleged to influence directly or indirectly the business decisions or affairs of the Borrower or its financial condition; (viii) the exercise of any right or remedy the Lender may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Lender as a result of conduct of the Borrower that violates a sanction administered or enforced by the OFAC or (x) any violation or non-compliance by the Borrower of any Applicable Law including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower (or its properties) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower. An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party. If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 11.10. Termination; Survival.

At such time as (a) the Commitment has been terminated, (b) the Lender is no longer obligated under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Lender is entitled under the provisions of Sections 3.7., 4.1., 4.4., 11.2. and 11.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 11.4., shall continue in full force and effect and shall protect the Lender notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before.

Section 11.11. Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.12. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 11.13. Counterparts.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 11.14. Limitation of Liability.

The Lender shall not, nor shall any affiliate, officer, director, employee, attorney, or agent of the Lender, have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Lender or any of the Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

Section 11.15. Entire Agreement.

This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 11.16. Construction.

The Lender and the Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Lender and the Borrower.

SECTION 11.17. LIABILITY OF TRUSTEES, ETC.

A copy of the Borrower’s Certificate of Trust is on file with the Secretary of State of the State of Delaware and a copy of the Borrower’s declaration of trust is on file at the offices of the Borrower, and notice is hereby given that this Agreement is executed on behalf of the Borrower by an officer or Trustee of the Borrower in his or her capacity as an officer or Trustee of the Borrower and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Borrower.

SECTION 11.18. Electronic Delivery of Certain Information.

Notices and other communications required to be delivered under the Loan Documents may be delivered electronically by e-mail pursuant to procedures provided to the Borrower by the Lender. Unless the Lender otherwise prescribes, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

[THE REORGANIZED FUND]

By:
Name:
Title:

[Signatures Continued on Next Page]

[Signature Page to Credit Agreement dated as of

      , 20   with [The Reorganized Fund]]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Schedule 6.1(h)

Indebtedness

Trust Preferred Securities (“TPS”):

Series	TPS Outstanding	Value of TPS
Series M	64	$1,600,000
Series T	438	$10,950,000
Series W	47	$1,175,000
Series Th	91	$2,275,000
Series F	27	$675,000
TOTAL	667	$16,675,000

EXHIBIT A

FORM OF CONTROL AGREEMENT

See Attached.

A-1

CONTROL AGREEMENT

This Control Agreement (this “Agreement”), dated       , 20   is by and among [THE REORGANIZED FUND], a Delaware statutory trust (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street”).

WHEREAS, the Borrower and State Street are parties to a custodian agreement whereunder State Street holds various assets of the Borrower, which include the accounts described below (referred to herein, collectively if more than one, as the “Custodian Agreement”);

WHEREAS, the Borrower and the Lender have entered into that certain Credit Agreement dated as of        , 20  , by and between the Borrower and the Lender (the “Loan Agreement”) and, in connection with such agreement, the Borrower intends to grant control (as defined in the Uniform Commercial Code, as in effect from time to time in The Commonwealth of Massachusetts, the “UCC”) over the Collateral Accounts (as defined below) and the Sweep Investments (as defined below) to the Lender; and

WHEREAS, the Lender, the Borrower and State Street are entering into this Agreement to provide for the control of the Collateral Accounts and the Sweep Investments;

NOW THEREFORE, for valuable consideration, the parties hereto agree as follows:

1.                                       Definitions. As used this Agreement, the following terms have the following meanings:

“Collateral” means (a) the U.S. cash, U.S. government securities and other U.S. securities any time held in any account referred to in Section 2.1 and (b) the Borrower’s interest in any Sweep Investment made with funds withdrawn and debited from any deposit account so identified, together any interest or other return on the Sweep Investment.

“Collateral Account” means (a) any account referred to in Section 2.1 and (b) the Borrower’s interest in any Collateral consisting of a Sweep Investment.

“Sweep Agreement” means, in relation to any Sweep Investment, the agreement between the Borrower and State Street governing the Sweep Investment. The term includes (a) any policy or procedure of State Street relating to the Sweep Investment and (b) any course of dealing between State Street and the Borrower relating to the Sweep Investment including any course of dealing by which State Street acts from time to time on standing or other instructions originated by Borrower.

“Sweep Investment” means a cash management product offered by State Street to certain classes or groups of its customers, including the Borrower, by which State Street automatically or otherwise (i) withdraws on a daily or other periodic basis all or a portion of the funds in a deposit account maintained by the Borrower with State Street, (ii) invests the withdrawn funds for the benefit or account of the Borrower in securities directly held by State Street, in instruments directly held by State Street, in a securities account for which State Street is either the entitlement holder or the securities intermediary, or in a deposit account for which

State Street is either the depositary bank’s customer or the depositary bank, (iii) at the end of the investment period, re-deposits to such deposit account funds that were withdrawn by State Street from such deposit account and invested in the Sweep Investment, less any loss of funds suffered by the investment and the amount of any fees or other charges assessed on the Sweep Investment, and (iv) credits to such deposit account the amount of any interest or other return on the investment, if any, earned on the funds in the investment during the specific investment period, all in accordance with the Sweep Agreement governing the Sweep Investment.

Other terms defined in the UCC have the same meanings in this Agreement as in the UCC. If a term is defined in Article 9 of the UCC and in another Article of the UCC, the Article 9 definition controls.

2.                                       Collateral Accounts.

2.1.          General. The Borrower hereby instructs State Street (which shall constitute “Proper Instructions” under the Custodian Agreement) to identify on its books and records all U.S. cash, U.S. government securities or other U.S. securities at any time held in any accounts shown on State Street’s books and records as accounts of the Borrower established with State Street, including, without limitation, account number VBR1 in the name “[The Reorganized Fund]” in which securities of the Borrower are held through State Street (the “Specified Securities Account”) and all deposit accounts, including, without limitation, deposit account number 00072850 in the name of “[The Reorganized Fund]” (the “Specified Deposit Account”) as pledged for the benefit of the Lender as a secured party under Article 9 of the UCC.

2.2.          Sweep Investments. All or a portion of the funds in any deposit account referred to in Section 2.1 may be withdrawn and invested in one or more Sweep Investments.

2.3           Exculpation for Value of Collateral, Etc. State Street shall have no responsibility for determining the adequacy or sufficiency of any Collateral required hereunder or under the Loan Agreement, nor will it assume responsibility for any calculations related to any Collateral requirements under the Loan Agreement.

3.               Account Control.

3.1           Lender Security Interest. This Agreement is intended by the Borrower and Lender to grant “control” of the Collateral and the Collateral Accounts to the Lender for purposes of perfection of the Lender’s security interest in the Collateral and the Collateral Accounts pursuant to Article 8 and Article 9 of the UCC, and State Street hereby acknowledges that it has been advised of the Borrower’s grant to Lender of a security interest in the Collateral and the Collateral Accounts. Notwithstanding the foregoing, State Street makes no representation or warranty with respect to the creation, attachment, perfection, priority or enforceability of any security interest in the Collateral or the Collateral Accounts.

3.2           Borrower Control. Unless and until State Street receives written notice from the Lender pursuant to Section 3.3 below instructing State Street that the Lender is exercising its right to exclusive control over the Collateral Accounts, which notice is substantially in the form attached hereto as Exhibit A (a “Notice of Exclusive Control”), and State Street has a

2

reasonable time to act thereon, or if all previous Notices of Exclusive Control have been revoked or rescinded in writing by the Lender: (i) the Borrower shall be entitled to exercise all of the Borrower’s respective rights with respect to, and to direct State Street with respect to, the Collateral and the Collateral Accounts, and (ii) State Street shall have no responsibility or liability to the Lender for settling trades of financial assets and cash carried in the Collateral Accounts at the direction of and in accordance with the instructions of the Borrower given in accordance with the Custodian Agreement, or for complying with entitlement orders from the Borrower concerning any Collateral. However, in the case of a Sweep Investment, the provisions of this Section are subject to the provisions of Section 3.5.

3.3           Control by Lender.

(i)            If State Street receives any entitlement order or instructions (within the meaning of Sections 8-102, 9-104 and 9-106 of the UCC) from the Lender directing any disposition of the funds or any other Collateral in the Collateral Accounts, State Street, the Borrower and the Lender agree that State Street shall comply with such entitlement order or instructions, without further consent of the Borrower or any other person or entity, and shall be entitled to deal with the Lender as though the Lender were the sole and absolute owner of the Collateral and the Collateral Accounts. Except as provided in Section 3.5, the initial entitlement order or instruction given by the Lender under this Agreement shall be accompanied by a Notice of Exclusive Control.

(ii)           State Street shall have no responsibility or liability to the Borrower for complying with a Notice of Exclusive Control or complying with entitlement orders or other instructions originated by the Lender concerning any Collateral or the Collateral Accounts. State Street shall have no duty to investigate or make any determination as to whether a default, an event of default, increased advance rate event or other like event exists under the Loan Agreement, and State Street shall be fully protected in complying with a Notice of Exclusive Control or complying with entitlement orders or other instructions originated by the Lender whether or not the Borrower may allege that no such default, event of default, increased advance rate event or other like event exists.

(iii)          As between the Lender and State Street, notwithstanding any provision contained herein or in any other document or instrument to the contrary, State Street shall not be liable for any action taken or omitted to be taken at the instruction of the Lender, or any action taken or omitted to be taken under or in connection with this Agreement, except for State Street’s own gross negligence or willful misconduct in carrying out such instructions.

3.4           Possession or Control with Respect to Sweep Investments. Without limiting the provisions of Section 3.3, if, with respect to any Sweep Investment in which the Borrower participates, State Street is:

(i) the registered owner of directly-held securities, or the holder of directly-held instruments, of which the Sweep Investment is a component, then State Street acknowledges that State Street has registered ownership of the Borrower’s interest

3

in the securities, or holds the Borrower’s interest in the instruments, in each case for the benefit and on behalf of the Lender;

(ii) the entitlement holder of a securities account, or the customer on a deposit account, of which the Sweep Investment is a component, then State Street acknowledges that State Street has control of the Borrower’s interest in State Street’s security entitlements in the securities account, or State Street has control of the Borrower’s interest in State Street’s rights as customer in the funds in the deposit account, in each case for the benefit and on behalf of the Lender;

(iii) a securities intermediary maintaining a securities account of which the Sweep Investment is a component, then State Street will comply without further consent of the Company with entitlement orders originated by the Lender as to the Borrower’s interest in the security entitlements in the securities account; or

(iv) a depository bank maintaining a deposit account of which the Sweep Investment is a component, then State Street will comply, without further consent of the Borrower, with instructions originated by the Lender as to the disposition of Borrower’s interest in the funds in such deposit account.

3.5           Other Provisions Concerning Sweep Investments.

(i)            The Lender hereby originates an entitlement order or instruction solely related to the Sweep Investment directing State Street to continue, at the end of each investment period of a Sweep Investment in which the Borrower participates, to re-deposit in the applicable deposit account the funds that were withdrawn by State Street from the deposit account and invested in the Sweep Investment, less any loss of funds suffered on the investment and the amount of any fees or other charges assessed on the Sweep Investment pursuant to the Sweep Agreement, together with the amount of the interest or other return, if any, earned on the funds during the investment period, all in accordance with the Sweep Agreement. This entitlement order or instruction related to the Sweep Investment may not be amended without the consent of State Street.

(ii)           State Street may continue the Borrower’s participation in the Sweep Investment until the Lender shall have instructed State Street to terminate the Borrower’s use of the Sweep Investment following State Street’s acting or being required by the terms of this Agreement to act on a Notice of Exclusive Control. However, unless State Street otherwise shall be instructed by the Lender following State Street’s acting or being required by the terms of this Agreement to act on a Notice of Exclusive Control, the Borrower may at any time terminate the Sweep Agreement and its participation in the Sweep Investment, or the Borrower may replace the Sweep Investment with a different Sweep Investment in which the Borrower participates in accordance with the terms of another Sweep Agreement. The provisions of Section 3.4 and this Section shall apply to any replacement Sweep Investment and its Sweep Agreement.

(iii)          The Lender acknowledges that while funds that were withdrawn from a deposit account by State Street are invested in the investment component of the Sweep

4

Investment, State Street may not be operationally in a position to implement any entitlement order or instruction originated by the Lender relating to the invested funds, until the invested funds, less any loss of funds suffered by the investment and any fees or other charges assessed on the Sweep Investment pursuant to the Sweep Agreement, shall have been re-deposited to the deposit account in accordance with the Sweep Agreement.

(iv)          This Section does not (A) affect any right of State Street to terminate the Sweep Investment, (B) impose any duty on State Street that is not expressly provided in this Section or in the Sweep Agreement, or (C) provide to the Lender any right not available to the Borrower under the Sweep Agreement.

4.             Distributions. State Street shall, without further action by Borrower or Lender, credit to the respective Collateral Account all interest, dividends and other income received by State Street on the Collateral, unless State Street has received a Notice of Exclusive Control and has had a reasonable time to act thereon and until such Notice of Exclusive Control has been revoked or rescinded in writing by the Lender. However, in the case of a Sweep Investment, the provisions of this Section are subject to the provisions of Section 3.5.

5.                                       Final Returns; Release of Security Interest.

5.1           Returns. If there are no transactions outstanding under the Loan Agreement and the commitment of the Lender to make any advances under the Loan Agreement has been terminated, the Borrower may request the Lender to instruct State Street to release all Collateral held in the Collateral Accounts. State Street will effect such release as soon as reasonably practicable after receiving joint instructions from Borrower and Lender.

5.2           Release of Security Interest. At the Borrower’s request, the Lender agrees to notify State Street promptly in writing when all obligations of the Borrower to the Lender under the Loan Agreement have been fully paid and satisfied (and any commitment of Lender to advance further amounts or credit thereunder has been terminated) or Lender otherwise no longer claims any interest in the Collateral in the Collateral Accounts, whichever is sooner; at which time State Street shall have no further liabilities or responsibilities hereunder and State Street’s obligations under this Agreement shall terminate.

6.                                       Duties and Services of State Street.

(i)            State Street agrees that it is acting as a “securities intermediary,” as defined in Section 8-102 of the UCC with respect to Collateral in the Collateral Accounts, including the Specified Securities Account, except (A) cash, including cash held in a deposit account with State Street, (B) any Sweep Investment for which State Street is not acting a securities intermediary, and (C) Identified Securities (as defined below). State Street agrees, with respect to any Collateral Account constituting a deposit account with State Street, that it is acting as a “bank” as such term is used in Section 9-102 of the UCC. The parties hereto acknowledge that the jurisdiction of State Street as “securities intermediary” and as a “bank” is The Commonwealth of Massachusetts, the

5

Specified Securities Account is a “securities account” (as defined in the UCC), and the Specified Deposit Account is a “deposit account” (as defined in the UCC).

(ii)           State Street shall have no duties, obligations, responsibilities or liabilities with respect to the Collateral or the Collateral Accounts except as and to the extent expressly set forth in this Agreement and the Custodian Agreement, and no implied duties of any kind shall be read into this Agreement against State Street including, without limitation, the duty to preserve, exercise or enforce rights in the Collateral and Collateral Accounts. State Street shall not be liable or responsible for anything done or omitted to be done by it in the absence of gross negligence or willful misconduct and may rely and shall be protected in acting upon any notice, instruction or other communication which it reasonably believes to be genuine and authorized.

(iii)          As between the Borrower and State Street, except for the rights in favor of the Lender agreed to herein, nothing herein shall be deemed to modify, limit, restrict, amend or supercede the terms of the Custodian Agreement, and State Street shall be and remain entitled to all of the rights, indemnities, powers, and protections in its favor under the Custodian Agreement, which shall apply fully to State Street’s actions and omissions hereunder. Instructions under this Agreement from a Borrower’s authorized representative given in accordance with the terms of the Custodian Agreement shall also constitute Proper Instructions under the Custodian Agreement.

(iv)          The Lender agrees to provide to State Street, in the form of Exhibit B attached hereto, the names and signatures of authorized parties who may give written notices, instructions or entitlement orders concerning the Collateral Accounts. Other means of notice or instruction may be used, provided that the Lender and State Street agree to appropriate security procedures. As between State Street and Lender, the Lender shall indemnify and hold State Street harmless with regard to any losses or liabilities of State Street (including reasonable attorneys’ fees) imposed on or incurred by State Street arising out of any action or omission of State Street in accordance with any notice or any entitlement order or other instruction of Lender under this Agreement.

(v)           The parties hereto acknowledge that no “security entitlement” under the UCC shall exist with respect to any cash or deposit account, any Sweep Investment for which State Street is not acting as a securities intermediary, or any financial asset held in any Collateral Account which is registered in the name of the Borrower, payable to the order of the Borrower or specially indorsed to the Borrower or any third party (each such financial asset that has not been specially indorsed to State Street or in blank, an “Identified Security”), except to the extent such financial asset has been specially indorsed by the Borrower to State Street or in blank. The parties further acknowledge and agree that any such Identified Securities received by State Street and credited to any Collateral Account from time to time shall (so long as so credited to such Collateral Account and so long as this Agreement remains in effect) be held by State Street for the benefit of the Lender, not in its capacity as a “securities intermediary” (as defined in the UCC), but in its capacity as a collateral agent for the Lender under and subject to the terms of this Agreement. For the avoidance of doubt, State Street’s acting in its capacity as collateral agent shall not impose upon State Street any greater duties than those

6

otherwise stated in this Agreement, and State Street shall be entitled to all exculpations, indemnities and other benefits in its favor referred to in this Agreement when so acting in such capacity.

(vi)          For avoidance of doubt, the Lender hereby acknowledges that any Collateral issued outside the United States (“Foreign Security System Assets”) which may be held by State Street, a sub-custodian within State Street’s network of sub-custodians (each a “Sub-Custodian”) or a depository or book-entry system for the central handling of securities and other financial assets in which State Street or the Sub-Custodian are participants may not permit the Borrower to have a security entitlement under the UCC with respect to such Foreign Security System Assets (and such property shall be deemed for purposes of this Agreement not to be a financial asset held within a Collateral Account). The parties hereby further acknowledge that State Street gives no assurance that a security entitlement is created under the UCC with respect to Borrower’s assets held in Euroclear or Clearstream or their successors.

7.             Force Majeure; Special Damages. State Street shall not be liable for delays, errors or losses occurring by reason of circumstances beyond its control, including, without limitation, acts of God, market disorder, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply. In no event shall State Street be liable to any person or entity for consequential or special damages, even if State Street has been advised of the possibility or likelihood of such damages.

8.             Compliance with Legal Process and Judicial Orders. State Street shall have no responsibility or liability to the Borrower or to the Lender or to any other person or entity for acting in accordance with any judicial or arbitral process, order, writ, judgment, decree or claim of lien relating to the Collateral or Collateral Accounts subject to this Agreement notwithstanding that such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

9.             State Street Representations. State Street agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement that it has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than the Custodian Agreement) with any other person or entity relating to the Collateral or the Collateral Accounts under which it has agreed to comply with entitlement orders (as defined in Section 8-102 of the UCC) of such other person or entity.

10.           Access To Reports. State Street will provide to the Lender a copy of a statement of the Collateral Accounts within five (5) business days of the end of the calendar month; provided, however, that State Street’s failure to forward a copy of such statement to the Lender shall not give rise to any liability hereunder.

11.           Interpleader. Notwithstanding any provision contained in this Agreement to the contrary, in the event of any dispute concerning this Agreement or the disposition of any of the Collateral or the Collateral Accounts, State Street shall have the absolute right, at its election, to (a) refrain from taking any action (other than to hold the Collateral in accordance with the Custodian Agreement) until directed by written instructions signed by the Borrower and the Lender or by

7

final order of a court of competent jurisdiction, provided, however, that nothing in this subsection shall be construed as a condition or limit upon the Lender’s ability to give entitlement orders in respect of the Collateral Accounts or the Collateral; or (b) in the event of litigation between the Borrower and the Lender, deliver all of the Collateral to the clerk of any court in which such litigation is pending, or file suit in interpleader and deliver the Collateral to the court in which the action is commenced, and obtain an order from the court requiring the parties to interplead and litigate in such court their claims and rights among themselves, whereupon State Street shall thereby be relieved from any further liability respecting the Collateral and the Collateral Accounts.

12.           Fees and Expenses, Etc. of State Street.

12.1         Reimbursement For Costs; Indemnity. In addition to the terms of the Custodian Agreement, the Borrower hereby agrees (a) to pay and reimburse State Street for any advances, costs, expenses (including, without limitation, reasonable attorney’s fees and costs) and disbursements that may be paid or incurred by State Street in connection with this Agreement or the arrangement contemplated hereby, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement and (b) to indemnify and hold State Street harmless from and against any other loss, cost or expense sustained or incurred by State Street in connection with this Agreement or the arrangement contemplated hereby, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement.

12.2         Liens. Any fees, expenses or other amounts that may be owing to State Street from time to time pursuant to the terms hereof or of the Custodian Agreement shall be secured by any lien, encumbrance and other rights that State Street may have under the Custodian Agreement or applicable law; and State Street shall be entitled to exercise such rights and interests against the Collateral and Collateral Accounts in accordance with the terms of the Custodian Agreement.

12.3         Advances. Without limiting the generality of the foregoing, it is hereby expressly acknowledged and agreed by the parties that State Street (including its affiliates, subsidiaries and agents) shall not be obligated to advance cash or investments to, for or on behalf of the Borrower in the Collateral Accounts; provided, however, that if State Street does advance cash or investments to the Collateral Accounts for any purpose (including but not limited to securities settlements, foreign exchange contracts, assumed settlement or account overdraft) for the benefit of the Borrower, any property at any time held pursuant to this Agreement and the Custodian Agreement shall be security therefor and, should the Borrower fail to repay State Street promptly, State Street shall be entitled to utilize available cash and to dispose of Collateral to the extent necessary to obtain reimbursement; provided, however, that State Street shall provide to the Lender one business day’s prior notice of such utilization of cash or disposal of Collateral.

13.           Notices. Any notice, instruction or other instrument required to be given hereunder, or any requests and demands to or upon the respective parties hereto shall be in writing and may be sent by hand, or by facsimile transmission, telex, or overnight delivery by any recognized delivery service, prepaid or, for termination of this Agreement only, by certified or registered

8

mail, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:

(a)	If to State Street,
	then:	State Street Bank and Trust Company
200 Newport Avenue — JQB/3N
North Quincy, MA 02171
Attn: Michael E. Prendergast, Senior Vice President
Tel: (617) 985-8928
Fax: (617) 537-5694

(b)	If to the Lender,
	then:	Wells Fargo Bank, National Association
101 Federal Street, 28th Floor
Boston, MA 02110
Attn: Frederick G. Bright
Tel: (617) 574-6310
Fax: (617) 261-1604

(c)	If to the Borrower,
	then:	[The Reorganized Fund]
Two Newton Place
255 Washington Street,
Suite 300
Newton, MA 02458
Attn: Adam D. Portnoy, President
Tel: (617) 796-8242
Fax: (617) 969-1437

14.           Amendment. No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.

15.           Termination. This Agreement shall continue in effect until the Lender has notified State Street in writing that this Agreement is to be terminated. Upon receipt of such notice, Lender shall have no further right to originate instructions with respect to the Collateral or Collateral Accounts. This Agreement may also be terminated by State Street, and shall terminate in the event of termination of the Custodian Agreement, in each case following not less than thirty (30) days’ prior written notice to the other parties hereto. Upon termination of this Agreement by any party, any Collateral that has not been released by the Lender shall be transferred to a successor custodian or bank designated by the Borrower and acceptable to the Lender. In the event no successor is agreed upon, State Street shall be entitled to petition a court of competent jurisdiction to appoint a successor custodian and shall be indemnified by the Borrower for any costs and expenses (including, without limitation, attorney’s fees) relating thereto.

9

16.           Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, the remainder of this Agreement shall remain in effect

17.           Successors; Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. No party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

18.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of law provisions thereof.

19.           Notice of Increase in Loan Facility. The Borrower agrees to provide State Street thirty (30) days prior written notice of any increase in the Borrower’s loan facility with the Lender under the Loan Agreement to the extent such increase would result in the size of the loan facility exceeding twenty-five percent (25%) of the Borrower’s total assets.

20.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument.

21.           Headings. Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

10

IN WITNESS WHEREOF, the undersigned have executed this Agreement under their respective seals as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[THE REORGANIZED FUND]

By:
Name:
Title:

Control Agreement

Exhibit A

[Lender letterhead]

State Street Bank and Trust Company

200 Newport Avenue — JQB/3N

North Quincy, MA 02171

Attention: Michael E. Prendergast, Senior Vice President

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you, pursuant to the terms of that certain Control Agreement dated as of       , 20   (as from time to time amended and supplemented, the “Control Agreement”) among the undersigned, [The Reorganized Fund] (together with its successors and assigns, the “Borrower”) and you, as State Street, that you (i) shall not follow any instructions or entitlement orders of the Borrower in respect of the Collateral Accounts or the Collateral (as each such capitalized term is defined in the Control Agreement) held by you for the Borrower, and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned in respect of the Collateral Accounts and the Collateral.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Authorized Signatory

cc:	[The Reorganized Fund]
[Investment Manager]

A-1

Exhibit B

TO

CONTROL AGREEMENT

AMONG [THE REORGANIZED FUND],

WELLS FARGO BANK, NATIONAL ASSOCIATION, AND

STATE STREET BANK AND TRUST COMPANY

DATED:       , 20

AUTHORIZED PERSONS FOR WELLS FARGO BANK, NATIONAL ASSOCIATION

State Street Bank and Trust Company is directed to accept and act upon written instructions or entitlement orders received from any one of the following persons at Wells Fargo Bank, National Association:

Name	Telephone/Fax Number		Signature

1.	1.	Telephone:	1.
		Facsimile:
2.	2.	Telephone:	2.
		Facsimile:
3.	3.	Telephone:	3.
		Facsimile:
4.	4.	Telephone:	4.
		Facsimile:
5.	5.	Telephone:	5.
		Facsimile:

Authorized by:
as authorized agent of Wells Fargo Bank, National Association

Name:

Title:

Date:

B-1

EXHIBIT B

FORM OF NOTICE OF BORROWING

              , 20

Wells Fargo Bank, National Association

101 Federal Street, 28th Floor

Boston, Massachusetts 02110

Attn: Frederick G. Bright

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of       , 20   (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between [The Reorganized Fund] (the “Borrower”) and Wells Fargo Bank, National Association (the “Lender”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.                                       Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lender make a Loan to the Borrower in a principal amount equal to $                                      .

2.                                       The Borrower requests that such Loan be made available to the Borrower on                         , 20    .

3.                                       The Borrower hereby requests that such Loan be of the following Type:

[Check one box only]

☐            Base Rate Loan

☐            LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]	☐	1 month
	☐	2 months
	☐	3 months

4.                                       The Borrower requests that the proceeds of Loan be made available to the Borrower by                          .

The Borrower hereby certifies to the Lender that as of the date hereof and as of the date of the making of the requested Loan and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and (b) the representations and warranties made or deemed made by the Borrower in the Loan Documents to which it is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement. In addition, the Borrower certifies to the Lender that all conditions to the making of the requested Loan contained in Article V. of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Loan is made.

If notice of the requested Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1.(b) of the Credit Agreement.

B-1

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

[THE REORGANIZED FUND]

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF NOTICE OF CONTINUATION

                 , 20

Wells Fargo Bank, National Association

101 Federal Street, 28th Floor

Boston, Massachusetts 02110

Attn: Frederick G. Bright

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of        , 20   (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between [The Reorganized Fund] (the “Borrower”) and Wells Fargo Bank, National Association (the “Lender”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.6. of the Credit Agreement, the Borrower hereby requests a Continuation of a Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.                                       The proposed date of such Continuation is                         , 20    .

2.                                       The principal amount of the Loan subject to the requested Continuation is $                                        and was originally borrowed by the Borrower on                         , 20    .

3.                                       The portion of such principal amount subject to such Continuation is $                                                    .

4.                                       The current Interest Period for the Loan subject to such Continuation ends on                                 , 20    .

5.                                       The duration of the new Interest Period for such Loan or portion thereof subject to such Continuation is:

[Check one box only]	☐	1 month
	☐	2 months
	☐	3 months

The Borrower hereby certifies to the Lender that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, (a) no Default or Event of Default exists or will exist, and (b) the representations and warranties made or deemed made by the Borrower in the Loan Documents to which it is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

C-1

If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.6. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

[THE REORGANIZED FUND]

By:
Name:
Title:

C-2

EXHIBIT D

FORM OF NOTICE OF CONVERSION

                        , 20

Wells Fargo Bank, National Association

101 Federal Street, 28th Floor

Boston, Massachusetts 02110

Attn: Frederick G. Bright

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of             , 20     (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between [The Reorganized Fund] (the “Borrower”) and Wells Fargo Bank, National Association (the “Lender”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.7. of the Credit Agreement, the Borrower hereby requests a Conversion of a Loan of one Type into a Loan of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The proposed date of such Conversion is , 20 .

2.	The Loan to be Converted pursuant hereto is currently:

	[Check one box only]	☐ Base Rate Loan
☐ LIBOR Loan

3	The principal amount of the Loan subject to the requested Conversion is $ and was originally borrowed by the Borrower on , 20 .

4.	The portion of such principal amount subject to such Conversion is $ .

5.	The amount of such Loan to be so Converted is to be converted into a Loan of the following Type:

[Check one box only]

☐ Base Rate Loan
☐ LIBOR Loan

6.	If the Loan to be so Converted is to be converted into a LIBOR Loan, the requested duration of the Interest Period for such Loan or portion thereof subject to the Conversion is:

	[Check one box only]	☐ 1 month
☐ 2 months
☐ 3 months

The Borrower hereby certifies to the Lender that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default exists or will exist, and (b) the representations and warranties made or deemed made by the Borrower in the Loan Documents to which it is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual

D-1

circumstances specifically and expressly permitted under the Credit Agreement; provided, however, that the certifications under clauses (a) and (b) shall not be made in connection with the Conversion of a Loan into a Base Rate Loan.

If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.7. of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

[THE REORGANIZED FUND]

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT dated as of             , 20      by and between [THE REORGANIZED FUND], a statutory trust formed under the laws of the State of Delaware (the “Pledgor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Pledgee”).

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Debtor and the Secured Party, the Secured Party has agreed to make available to the Debtor certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the extension of such financial accommodations under the Credit Agreement that the Pledgor execute and deliver this Agreement, among other things, to grant to the Pledgee a security interest in the Securities Account and all securities held therein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

Section 1.     Pledge. As security for the prompt performance and payment in full of the Secured Obligations (as defined below), the Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a security interest in, all of the Pledgor’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired by Pledgor or in which Pledgor now has or at any time in the future may acquire any right, title or interest, and whether now existing or hereafter acquired (collectively, the “Pledged Collateral”): (a) all Securities Accounts, including without limitation the Securities Account described in Section 2(e); (b) all Securities, other Financial Assets and other assets from time to time credited to, deposited or carried in, any Securities Account; (c) all Security Entitlements arising from any of the property referred to in the immediately preceding clause (b); (d) all other cash and Cash Equivalents, other Financial Assets, and Security Entitlements from time to time held by or deposited with the Custodian; (e) all other Investment Property; (f) any and all cash, Securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of (whether, in any such case, as a dividend or return of capital or resulting from a stock split, reclassification or recapitalization or otherwise) any of the property referred to in the immediately preceding clauses (a) through (e); (g) all options, warrants, rights, titles, interests, powers, privileges and preferences pertaining to any of the property referred to in any of the immediately preceding clauses (a) through (f); (h) all Deposit Accounts established and maintained with the Custodian and (i) any and all Proceeds of any of the foregoing. As used in this Agreement, the term “Secured Obligations” means: (i) the Loans; (ii) all other obligations of the Pledgor under the Credit Agreement, this Agreement and the other Loan Documents to which it is a party; (iii) any and all reasonable costs and expenses incurred by the Pledgee in connection with the realization of the security for which this Agreement provides, including, without limitation, any reasonable costs or expenses of any proceedings to which this Agreement may give rise including without limitation all expenses referred to in Section 9. below; and (iv) all other Obligations.

Section 2.     Representations and Warranties. The Pledgor hereby represents and warrants to the Pledgee as follows:

(a)           Title and Liens. The Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Pledged Collateral. None of the Pledged Collateral is subject to any adverse claim or other Lien other than Permitted Liens. No Person has control of any of the Pledged Collateral other than the Pledgee and the Custodian.

(b)           Authorization. The Pledgor has all trust powers, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law relating to the Pledgor; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Pledgor, or conflict with, result in a breach of or constitute a default under the organizational documents of the Pledgor, or conflict with, or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by any indenture, agreement or other instrument to which the Pledgor is a party or by which it or any of its properties may be bound, the breach, termination, default or acceleration of which could reasonably be expected to have a Material Adverse Effect; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral or its other property now owned or hereafter acquired by the Pledgor other than the Liens created in favor of the Pledgee.

(c)           Validity and Perfection of Security Interest. This Agreement creates a valid and enforceable security interest in the Pledged Collateral. The execution and delivery by the Custodian of the Control Agreement will perfect the Pledgee’s security interest in the Pledged Collateral which shall be of first priority. Except for the execution and delivery of the Control Agreement, no action is necessary to perfect the Pledgee’s security interest in the Pledged Collateral or to assure the status of such security interest as a first priority security interest.

(d)           Name; Organization. The Pledgor’s exact legal name is, and since the date of its formation has been, as set forth for it on its signature page to this Agreement. The Pledgor is a statutory trust formed under the laws of the State of Delaware. The Pledgor does not have an organizational identification number.

(e)           Securities Accounts; Deposit Accounts. As of the Agreement Date, the only Securities Account held by the Pledgor into which any Securities or Financial Assets held by the Borrower are or may be credited is the Securities Account number VBRI in the name of “[The Reorganized Fund]” that is established and maintained at State Street Bank and Trust Company, a Massachusetts trust company (“State Street”), and the only Deposit Account held by the Pledgor that is established and maintained at State Street is deposit account number 00072850.

Section 3.     Covenants. The Pledgor hereby unconditionally covenants and agrees as follows:

(a)           No Liens; No Sale of Pledged Collateral. The Pledgor will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any adverse claim or other Lien on any of the Pledged Collateral other than Permitted Liens. The Pledgor will not, without the prior written consent of the Pledgee, sell, lease, lend, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein) except for sales or other dispositions of the Pledge Collateral (and interest therein) in the ordinary course of its business consistent with its Investments Policies; provided, however, in no event shall the Pledgor sell, lease, lend, assign, transfer or otherwise dispose of any of the Pledged Collateral (or any interest therein) if a Default or Event of Default exists or would exist immediately following such sale, lease, loan, assignment, transfer or other disposition.

(b)           Change of Name, Etc. Without giving the Pledgee at least 30-days’ prior written notice and to the extent such action is not otherwise prohibited by any of the Loan Documents, the Pledgor shall not: (i) change its name; (ii) reorganize or otherwise become formed under the laws of another jurisdiction or (iii) become bound by a security agreement of another Person under Section 9-203(d) of the Uniform Commercial Code as in effect in any applicable jurisdiction (the “UCC”).

(c)           Defense of Title. The Pledgor will defend its ownership of the Pledged Collateral, at its sole cost and expense, against the claims of all Persons at any time claiming the same or any interests therein adverse to the Pledgor or Pledgee.

(d)             Custodian; Securities Accounts.

(i)              The Pledgor shall at all times maintain or cause to be maintained as its Custodian either (A) State Street or (B) with 30 Business Days’ prior written notice to the Pledgee, any other entity that is a bank or trust company that (1) is organized under the laws of the United States of America, (2) meets the requirements of Section 17(f) of the Investment Company Act, has both (a) assets of at least $10 billion and (b) a long-term debt rating of not less than A from Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or A2 from Moody’s Investors Service, Inc. and (3) has entered into a Control Agreement such that the Pledgee’s first priority Lien in the Pledged Collateral continues;

(ii)             If, in addition to the securities account described in Section 2(e), the Pledgor at any time establishes any other securities accounts with State Street, the Pledgor shall promptly notify the Lender (and in any event within 5 Business Days) of such securities accounts;

(iii)            The Pledgor shall not establish any securities account with any Person other than State Street except in connection with replacing State Street as the Custodian in accordance with Section 3(d)(i)(B); and

(iv)            Without the prior written consent of the Pledgee, the Pledgor shall not amend, restate, supplement or otherwise modify the Custodian Agreement in any manner which could affect the validity, perfection or priority of the Pledgee’s security interest in any of the Pledged Collateral or in any other material respect.

(e)             Delivery of Certificates. All certificates or instruments representing or evidencing Pledged Collateral shall be delivered to and held by the Custodian and shall be in suitable form for transfer or delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank.

(f)              Uncertificated Securities. With respect to any Pledged Collateral that constitutes a security and is not represented or evidenced by a certificate or instrument, the Pledgor shall cause the issuer thereof to agree in writing with the Pledgee and the Pledgor that such issuer will comply with the instructions with respect to such security originated by the Pledgee without further consent of the Pledgor.

Section 4.       Voting Rights; Dividends, etc.

(a)             So long as no Event of Default exists:

(i)            the Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of any of the Loan Documents or any agreement giving rise to or otherwise relating to any of the Secured Obligations; and

(ii)           the Pledgor shall be entitled to retain and use any and all cash dividends or interest paid on the Pledged Collateral, but any and all stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of Pledged Securities, whether resulting from a subdivision, combination or reclassification of outstanding Pledged Securities or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Custodian to be held in the Securities Account and shall be and become Pledged Collateral subject to the terms and conditions of this Agreement.

The Pledgee agrees to execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, as appropriate, at the sole cost and expense of the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to clause (i) above and/or to receive the dividends which Pledgor is authorized to retain pursuant to clause (ii) above.

(b)           If an Event of Default exists, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to subsection (a)(i) above and/or to receive the dividends and distributions which Pledgor is authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Pledgee, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgor shall otherwise be entitled to exercise pursuant to subsection (a)(i) above and/or to receive and retain the dividends and distributions which the Pledgor shall otherwise be authorized to retain pursuant to subsection (a)(ii) above. Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this subsection (b) shall be retained by the Pledgee as additional Pledged Collateral hereunder and shall be applied in accordance with the provisions of Section 7. If the Pledgor shall receive any dividends, distributions or other property which it is not entitled to receive under this Section, the Pledgor shall hold the same in trust for the Pledgee, without commingling the same with other funds or property of or held by the Pledgor, and shall promptly deliver the same to the Custodian, or at the election of the Pledgee, to the Pledgee, upon receipt by the Pledgor in the identical form received, together with any necessary endorsements.

Section 5.     Event of Default Defined. For purposes of this Agreement, the term “Event of Default” means: (a) the Pledgor shall fail to observe or perform any covenant or agreement contained in Section 3. hereof or (b) an Event of Default under and as defined in the Credit Agreement shall exist.

Section 6.     Remedies upon Default.

(a)           In addition to any right or remedy that the Pledgee may have under the other Loan Documents or otherwise under Applicable Law, if an Event of Default shall exist, the Pledgee may exercise any and all the rights and remedies of a secured party under the UCC and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its discretion shall deem appropriate. The Pledgee shall be entitled to notify the Custodian that the Custodian should follow the entitlement orders of the Pledgee and that the Custodian should no longer follow entitlement orders of the Pledgor, without further consent of the Pledgor. The Pledgee shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act of 1933 and any other Applicable Law and upon consummation of any such sale the Pledgee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the fullest extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which the Pledgor now has or may at any time in the future have under any Applicable Law now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by Applicable Law, at least 10 days’ prior written notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Pledgee may determine in its sole and absolute discretion. The Pledgee shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Pledgee until the sale price is paid by the purchaser or purchasers thereof, but the Pledgee shall not incur any liability to the Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, the Pledgee, to the extent permitted by Applicable Law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by Applicable Law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Pledgee from the Pledgor as a credit against the purchase price, and the Pledgee may, upon compliance with the terms of sale and to the extent permitted by Applicable Law, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Pledgee shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Pledgee shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided. The Pledgor hereby waives any right to require any marshaling of assets and any similar right.

(b)           In addition to exercising the power of sale herein conferred upon it, the Pledgee shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

(c)           The rights and remedies of the Pledgee under this Agreement are cumulative and not exclusive of any rights or remedies which it would otherwise have.

Section 7.     Application of Proceeds of Sale and Cash. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by the Pledgee under the provisions of this Agreement, shall be applied by the Pledgee in accordance with Section 10.4 of the Credit Agreement. The Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.

Section 8.     Pledgee Appointed Attorney-in-Fact. The Pledgor hereby constitutes and appoints the Pledgee as the attorney-in-fact of the Pledgor with full power of substitution either in the Pledgee’s name or in the name of the Pledgor to do any of the following: (a) to perform any obligation of the Pledgor hereunder in the Pledgor’s name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Pledgee’s security interest in the Pledged Collateral; (d) to issue entitlement orders, instructions and other orders to the Custodian under or in connection with the Custodian Agreement; (e) to verify facts concerning the Pledged Collateral in the Pledgor’s name, its own name or a fictitious name; (f) to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (g) to exercise all rights, powers and remedies which the Pledgor would have, but for this Agreement, under the Pledged Collateral; and (h) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of the Pledgor or otherwise, deemed by the Pledgee as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Pledgee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Pledgee or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Pledgee. The power or attorney granted herein is irrevocable and coupled with an interest.

Section 9.     Reimbursement of Pledgee. The Pledgor agrees to pay upon demand to the Pledgee the amount of any and all reasonable and documented expenses, including the reasonable fees disbursements and other charges of its counsel and of any experts or agents, and its fully allocated internal costs, that the Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof or otherwise in respect of the Pledged Collateral.

Section 10.   Further Assurances. The Pledgor shall, at its sole cost and expense, take all action that may be necessary or desirable in the Pledgee’s sole discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the Pledgee’s security interest in the Pledged Collateral, or to enable the Pledgee to exercise or enforce its rights hereunder, including without limitation or otherwise in respect of the Pledged Collateral.

Section 11.   Authorization to File Financing Statements. The Pledgor authorizes the Pledgee, and its counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Pledged Collateral in such form and in such offices as the Pledgee reasonably determines appropriate to perfect the security interests of the Pledgee under this Agreement, which financing statements and amendments may describe the collateral covered thereby as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired” or words of similar impact. The Pledgor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Pledgee, subject to the Pledgor’s rights under Section 9-509(d)(2) of the UCC.

Section 12.   Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms.

Section 13.   Security Interest Absolute. All rights of the Pledgee hereunder, the grant of a security interest in the Pledged Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).

Section 14.   No Waiver. Neither the failure on the part of the Pledgee to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Pledgee and the Pledgor shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

Section 15.   Notices. Notices, requests and other communications required or permitted hereunder shall be given in accordance with the applicable terms of the Credit Agreement.

SECTION 16.     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 17.   Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 18.   Binding Agreement; Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, respective successors and permitted assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Pledgee as collateral under this Agreement.

Section 19.   Termination.   Upon indefeasible payment in full of all of the Secured Obligations and termination of the Commitment, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms the Pledgee agrees to take such actions as the Pledgor may reasonably request, and at the sole cost and expense of the Pledgor, to evidence the termination of this Agreement.

Section 20.   Severability.   Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 21.   Headings.   Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

Section 22.   Counterparts.   This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

Section 23.   Definitions.   Terms not otherwise defined herein are used herein with the respective meanings given to them in the Credit Agreement. Terms used herein that are defined in the Uniform Commercial Code as in effect from time to time in the State of New York (the “New York UCC”) shall have the meanings given them in the New York UCC, including the terms “deposit account”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement”, and “securities account” (which terms are capitalized herein).

Section 24.   Liability of Trustees.   A copy of the Pledgor’s Certificate of Trust is on file with the Secretary of State of the State of Delaware, and a copy of the Pledgor’s declaration of trust in on fiel at the offices of the Pedgor, and notice is hereby given that this Agreement is executed on behalf of the Pledgor by an officer or Trustee of the Pledgor in his or her capacity as an officer or Trustee of the Pledgor and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Pledgor.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge Agreement under seal as of this the date first written above.

[THE REORGANIZED FUND]

By:
Name:
Title:

Agreed to, accepted and acknowledged
as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT F

FORM OF NOTE

$10,000,000	, 20

FOR VALUE RECEIVED, the undersigned, [THE REORGANIZED FUND], a statutory trust formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to the order of Wells Fargo Bank, National Association (the “Lender”), at 1 West 4th Street, 3rd Floor, Winston-Salem, North Carolina, 27101-3818, MAC: D4000-030, or at such other address as may be specified in writing by the Lender to the Borrower, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of Loans under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Loan, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans.

This Note is the Note referred to in the Credit Agreement dated as of             , 20      (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower and the Lender, and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 11.5.(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date first written above.

[THE REORGANIZED FUND]

By:
Name:
Title:

F-1

SCHEDULE OF LOANS

This Note evidences Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

	Principal		Amount	Unpaid
Date of	Amount of	Interest	Paid or	Principal	Notation
Loan	Loan	Rate	Prepaid	Amount	Made By

F-2

EXHIBIT G

FORM OF OPINION OF COUNSEL

G-1

EXHIBIT H

FOPM OF TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

H-1